Exhibit 99.1

NEWS RELEASE

For More Information Contact:	For Release - January 24, 2006
J. Downey Bridgwater, Chairman, President & Chief Executive Officer, (713) 507-2670
Stephen C. Raffaele, Executive Vice President & Chief Financial Officer, (713) 507-7408

STERLING BANCSHARES REPORTS FOURTH QUARTER 2005 EARNINGS
Net Income of $11.3 Million or $0.25 per share

HOUSTON, TX, January 24, 2006 – Sterling Bancshares, Inc. (NASDAQ: SBIB) today reported net income of $11.3 million or $0.25 per diluted share for the fourth quarter ended December 31, 2005.  Net income for the year ended December 31, 2005 was $36.2 million, or $0.79 per diluted share, a 45% increase compared with $25.0 million, or $0.55 per diluted share earned for 2004.  Net income for the fourth quarter of 2005 included a reduction in income tax expense of $776 thousand, or $0.02 per diluted share as a result of the expiration of previous tax contingencies.

“Our improved performance this year continued into the fourth quarter with solid momentum in our earnings, net interest margin and efficiency ratio in addition to growth in deposits,” commented J. Downey Bridgwater, Sterling’s Chairman, President and Chief Executive Officer.  “For the year, we had total loan growth of more than 15% and deposit growth exceeding 16%.  These accomplishments demonstrate the strength of our franchise and the growth potential in our markets.”

“We begin the new year with very good fundamental trends and favorable economic and market conditions,” Bridgwater continued.  “In 2006, we will expand the Sterling franchise and increase shareholder value by serving our customers’ complete banking needs, enhancing our product and service offerings and increasing our presence in the Houston, San Antonio and Dallas markets.”

Period-end total loans increased $354 million or 15.1% to $2.7 billion at December 31, 2005 compared to December 31, 2004.  Average loans held for investment were $2.7 billion for the fourth quarter of 2005, up $116 million or 4.5% linked-quarter and up $435 million or 19.2% from the fourth quarter of 2004.

Period-end total deposits increased $394 million to $2.8 billion at December 31, 2005, up 16.1% compared to December 31, 2004.  Average total deposits for fourth quarter of 2005 were up $202 million or 7.8% linked-quarter and up $335 million or 13.6% from the fourth quarter of 2004.  During the fourth quarter of 2005, the Company’s average non-interest bearing deposits increased $105 million or 11.3% linked-quarter and $151 million compared with the fourth quarter of 2004.  At December 31, 2005, non-interest bearing deposits were 37% of total deposits.

The Company’s average loan and deposit balances for the fourth quarter of 2005 benefited from having completed the acquisition of The Oaks Bank & Trust Company (“The Oaks Bank”) on September 30, 2005.  The Oaks Bank operated five banking offices in Dallas and had assets of approximately $128 million, loans of $75 million, and deposits of $118 million at September 30, 2005.

Sterling Bancshares, Inc., News Release
January 24, 2006

Net interest income for the fourth quarter of 2005 was $40.9 million, up 7.7% linked-quarter, due primarily to increases in average loans, deposits and short-term interest rates.  The Company’s net interest margin increased 24 basis points to 4.81% for the fourth quarter of 2005 compared to 4.57% for the third quarter of 2005.  The increase in net interest margin was driven, in large part, by higher deposits and reductions in the securities portfolio that were used to fund asset growth and reduce short-term borrowings during the fourth quarter.  During the fourth quarter of 2005, the Company elected to reclassify loan origination fees previously included in net interest income and an offsetting amount of direct origination costs that had been included in salaries and employee benefits.  The Company’s net interest margin and efficiency ratio, including those in prior periods, decreased as a result of these reclassifications.  These reclassifications had no impact on net income or equity in any of the reported periods.

Also, during the fourth quarter of 2005, the Company’s efficiency ratio improved to 60.13% as compared with 72.85% for the fourth quarter of 2004.  Noninterest income was $6.6 million in the fourth quarter of 2005, up $348 thousand as compared with the fourth quarter of last year.

Noninterest expense for the fourth quarter of 2005 was $28.5 million, down $788 thousand as compared with the fourth quarter of 2004.  Salaries and employee benefits increased $1.5 million in the fourth quarter of 2005 as compared with the same period in 2004.  The Company added 53 full-time equivalent employees during 2005 principally related to new office additions and to support growth.  Professional fees decreased $1.5 million in the fourth quarter of 2005 compared to the same period in 2004 due, in part, to pre-tax charges in the fourth quarter of 2004 of $1.2 million related to the termination of certain consulting agreements.  Other noninterest expense decreased $1.3 million in the fourth quarter of 2005 as compared with the same period in 2004.  The Company recorded asset impairment charges of $1.4 million in the fourth quarter of 2004.  Increases in most categories of noninterest expense in the fourth quarter of 2005 as compared with 2005’s third quarter were attributable to the acquisition of The Oaks Bank.  The results of operations for The Oaks Bank were included in the Company’s financial results for the entire fourth quarter of 2005.

The Company reduced income tax expense by $776 thousand and $1.2 million in the fourth quarters of 2005 and 2004, respectively.  These reductions were the result of the expiration of previous tax contingencies and refunds received.

The allowance for loan losses at December 31, 2005 was $31.2 million and represented 1.16% of total period-end loans, unchanged from 1.16% at September 30, 2005.  The Company provided $3.2 million for credit losses in the fourth quarter of 2005 compared with $3.9 million for the same period of 2004.  At December 31, 2005, nonperforming assets were $22.4 million or 0.83% of total loans and foreclosed properties compared to $25.1 million or 0.93% at September 30, 2005.  Net charge-offs for 2005 were 0.51% of average total loans compared with 0.58% for 2004.

At December 31, 2005, Sterling had total assets of $3.7 billion, total loans of $2.7 billion and total deposits of $2.8 billion.  Shareholders’ equity of $334.5 million at December 31, 2005 was 8.97% of total assets.  Book value per common share at period-end was $7.38.

Conference Call

Management will host a conference call for investors and analysts that will be broadcast live via telephone and over the Internet on Tuesday, January 24, 2006 at 11:00 a.m. Eastern Time.  To participate, visit the Investor Relations section of the Company’s web site at www.banksterling.com or call (847) 619-6368.  An audio archive of the call will also be available on the web site beginning Wednesday, January 25, 2006.

Sterling Bancshares, Inc., News Release
January 24, 2006

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve risks and uncertainties and are based on beliefs and assumptions of management at the time that this release was prepared.  The Company does not assume any obligation to update the forward-looking statements.  There are several factors, many beyond our control that could cause our results to differ significantly from expectations including our ability to integrate acquisitions and realize expected cost savings and revenue enhancements from acquisitions; adverse changes in the loan portfolio and the resulting credit risk-related losses and expenses; potential inadequacy of our allowance for credit losses; our ability to maintain or improve origination volumes and competitive influences on product pricing.  Additional factors can be found in the Company’s 2004 Annual Report on Form 10-K filed with the Securities and Exchange Commission and available at the Securities and Exchange Commission’s web site (www.sec.gov).

About Sterling Bancshares

Sterling Bancshares, Inc., is a Houston-based bank holding company with total assets of $3.7 billion, which operates 40 banking offices in the greater metro areas of Houston, San Antonio, and Dallas, Texas. These cities are the 4th, 8th and 9th largest in the United States, respectively, based on population.  The Company’s common stock is traded through the NASDAQ National Market System under the symbol “SBIB”.

–Tables to follow–

STERLING BANCSHARES, INC.
SELECTED FINANCIAL INFORMATION (Unaudited)
(dollars in thousands, except for per share data)

	Quarter Ended			Year Ended

	Dec. 31, 2005	Sep. 30, 2005	Dec. 31, 2004	2005	2004

Profitability
Net Income	$11,262	$8,686	$6,170	$36,222	$24,963
Earnings per common share (1)
Basic	$0.25	$0.19	$0.14	$0.80	$0.56
Diluted	$0.25	$0.19	$0.14	$0.79	$0.55
Return on average common equity (2)	13.34%	10.41%	7.86%	11.07%	8.23%
Return on average assets (2)	1.20%	0.96%	0.74%	1.02%	0.78%
Net interest margin	4.81%	4.57%	4.49%	4.63%	4.43%
Efficiency ratio	60.13%	61.48%	72.85%	62.44%	70.81%

Liquidity and Capital Ratios
Average loans to average deposits	96.65%	99.70%	91.98%	97.67%	89.32%
Period-end stockholders’ equity to total assets	8.97%	8.83%	9.39%	8.97%	9.39%
Average stockholders’ equity to average assets	9.01%	9.19%	9.45%	9.19%	9.52%
Period-end tangible capital to total tangible assets	6.76%	6.62%	7.61%	6.76%	7.61%
Tier 1 capital to risk-weighted assets	9.99%	9.93%	11.78%	9.99%	11.78%
Total capital to risk-weighted assets	12.36%	12.34%	14.55%	12.36%	14.55%
Tier 1 leverage ratio (Tier 1 capital to average assets)	9.11%	9.21%	10.15%	9.11%	10.15%

Other Data
Shares used in computing earnings per common share
Basic shares	45,390	45,362	44,977	45,288	44,839
Diluted shares	45,898	45,860	45,470	45,761	45,278
End of period common shares outstanding	45,334	45,392	45,068	45,334	45,068
Book value per common share at period-end
Total book value per share	$7.38	$7.25	$6.95	$7.38	$6.95
Tangible book value per share	5.42	5.31	5.52	5.42	5.52
Cash dividends paid per common share	0.06	0.06	0.05	0.24	0.20
Common stock dividend payout ratio	24.18%	31.33%	36.42%	30.00%	35.91%
Full-time equivalent employees	1,014	984	961	1,014	961
Number of banking offices	40	41	36	40	36

STERLING BANCSHARES, INC.
CONSOLIDATED BALANCE SHEETS (Unaudited)
(dollars in thousands)

	Dec. 31, 2005	Sep. 30, 2005	Jun. 30, 2005	Mar. 31, 2005	Dec. 31, 2004

ASSETS
Cash and cash equivalents	$147,154	$136,391	$90,679	$103,774	$88,439
Interest-bearing deposits in financial institutions	99	199	199	1,067	595
Trading assets	28,515	21,019	15,556	13,639	36,720
Available-for-sale securities, at fair value	495,945	520,381	573,564	554,054	540,704
Held-to-maturity securities, at amortized cost	123,053	114,819	120,656	119,704	117,414

Loans held for sale	8,354	10,779	9,195	10,611	6,881
Loans held for investment	2,691,008	2,689,745	2,574,450	2,436,426	2,338,096

Total loans	2,699,362	2,700,524	2,583,645	2,447,037	2,344,977
Allowance for loan losses	(31,230)	(31,227)	(32,209)	(30,760)	(29,406)

Loans, net	2,668,132	2,669,297	2,551,436	2,416,277	2,315,571

Premises and equipment, net	41,407	38,863	38,299	39,126	40,171
Real estate acquired by foreclosure	460	635	1,472	957	1,536
Goodwill	85,026	84,490	62,480	62,480	62,480
Core deposit intangibles, net	3,551	3,756	1,625	1,727	1,839
Accrued interest receivable	15,358	14,443	13,476	12,759	11,964
Other assets	118,159	125,731	121,991	119,825	119,463

TOTAL ASSETS	$3,726,859	$3,730,024	$3,591,433	$3,445,389	$3,336,896

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES:
Deposits:
Noninterest-bearing demand	$1,045,937	$1,031,366	$928,564	$888,384	$884,017
Interest-bearing demand	1,017,832	974,629	961,134	995,462	970,281
Certificates and other time deposits	774,374	763,014	715,482	610,017	589,669

Total deposits	2,838,143	2,769,009	2,605,180	2,493,863	2,443,967
Short-term borrowings	392,850	473,050	503,725	476,315	420,575
Subordinated debt	46,238	46,635	47,956	46,027	47,162
Junior subordinated debt	82,475	82,475	82,475	82,475	82,475
Accrued interest payable and other liabilities	32,681	29,675	26,739	31,800	29,545

Total liabilities	3,392,387	3,400,844	3,266,075	3,130,481	3,023,724

COMMITMENTS AND CONTINGENCIES	—	—	—	—	—

SHAREHOLDERS’ EQUITY
Common stock	45,458	45,392	45,283	45,217	45,068
Capital surplus	58,757	57,905	56,973	55,976	54,522
Retained earnings	239,171	230,631	224,667	218,865	213,814
Treasury stock	(1,984)	—	—	—	—
Accumulated other comprehensive loss, net of tax	(6,930)	(4,748)	(1,565)	(5,150)	(232)

Total shareholders’ equity	334,472	329,180	325,358	314,908	313,172

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$3,726,859	$3,730,024	$3,591,433	$3,445,389	$3,336,896

STERLING BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(dollars in thousands, except for per share data)

	Quarter Ended					Year Ended

	Dec. 31, 2005	Sep. 30, 2005	Jun. 30, 2005	Mar. 31, 2005	Dec. 31, 2004	2005	2004

Interest income:
Loans, including fees	$50,052	$45,545	$41,933	$37,991	$35,474	$175,521	$131,835
Securities:
Taxable	6,032	6,404	6,345	6,155	5,750	24,936	21,307
Non-taxable	598	604	612	628	603	2,442	2,042
Trading assets	425	259	322	312	1,032	1,318	4,569
Federal funds sold	75	59	122	37	33	293	101
Deposits in financial institutions	54	24	6	9	11	93	55

Total interest income	57,236	52,895	49,340	45,132	42,903	204,603	159,909

Interest expense:
Demand and savings deposits	2,753	2,145	1,853	1,774	1,513	8,525	4,785
Certificates and other time deposits	6,535	5,572	4,669	3,372	3,048	20,148	12,694
Short-term borrowings	4,245	4,498	3,669	2,690	1,849	15,102	4,163
Subordinated debt	1,020	950	882	813	773	3,665	2,744
Junior subordinated debt	1,775	1,746	1,722	1,690	1,667	6,933	6,551

Total interest expense	16,328	14,911	12,795	10,339	8,850	54,373	30,937

Net interest income	40,908	37,984	36,545	34,793	34,053	150,230	128,972
Provision for credit losses	3,245	4,565	3,221	3,340	3,854	14,371	12,250

Net interest income after provision for credit losses	37,663	33,419	33,324	31,453	30,199	135,859	116,722

Noninterest income:
Customer service fees	2,895	2,840	2,888	2,992	3,432	11,615	14,934
Net gain (loss) on trading assets	15	34	(11)	109	(743)	147	(474)
Net gain (loss) on the sale of securities	—	6	(31)	85	360	60	4,941
Net gain on sale of loans	155	626	417	257	342	1,455	980
Other	3,494	3,588	3,266	3,334	2,820	13,682	10,644

Total noninterest income	6,559	7,094	6,529	6,777	6,211	26,959	31,025

Noninterest expense:
Salaries and employee benefits	15,763	14,794	15,278	15,394	14,302	61,229	62,209
Occupancy expense	4,164	3,841	3,909	3,642	4,041	15,556	15,326
Technology	1,520	1,409	1,381	1,214	1,559	5,524	6,127
Professional fees	1,731	1,870	1,630	1,296	3,209	6,527	6,999
Postage, delivery and supplies	901	809	778	750	742	3,238	3,179
Marketing	502	542	617	645	282	2,306	1,457
Core deposit intangibles amortization	205	102	102	112	114	521	486
Acquisition costs	—	831	—	—	—	831	—
Other noninterest expense	3,758	3,514	3,779	3,863	5,083	14,914	17,517

Total noninterest expense	28,544	27,712	27,474	26,916	29,332	110,646	113,300

Income before income taxes	15,678	12,801	12,379	11,314	7,078	52,172	34,447
Provision for income taxes	4,416	4,115	3,863	3,556	908	15,950	9,484

Net Income	$11,262	$8,686	$8,516	$7,758	$6,170	$36,222	$24,963

Earnings per share (1):
Basic	$0.25	$0.19	$0.19	$0.17	$0.14	$0.80	$0.56

Diluted	$0.25	$0.19	$0.19	$0.17	$0.14	$0.79	$0.55

STERLING BANCSHARES, INC.
SELECTED FINANCIAL INFORMATION (Unaudited)
(dollars in thousands)

	Quarter Ended

	Dec. 31, 2005			Sep. 30, 2005

	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate

Interest-Earning Assets:
Loan held for sale	$10,106	$171	6.71%	$10,788	$212	7.80%
Loans held for investment:
Taxable	2,695,650	49,843	7.34%	2,579,501	45,296	6.97%
Non-taxable	2,383	38	6.30%	2,316	37	6.29%
Securities:
Taxable	558,616	6,032	4.28%	608,671	6,404	4.17%
Non-taxable	61,631	598	3.85%	62,069	604	3.86%
Trading assets	31,700	425	5.32%	24,027	259	4.27%
Federal funds sold	7,715	75	3.84%	6,983	59	3.34%
Deposits in financial institutions	5,648	54	3.76%	2,698	24	3.54%

Total interest-earnings assets	3,373,449	57,236	6.73%	3,297,053	52,895	6.36%
Noninterest-earning assets	344,902			306,589

Total Assets	$3,718,351			$3,603,642

Interest-Bearing Liabilities:
Deposits:
Demand and savings	$995,652	$2,753	1.10%	$948,507	$2,145	0.90%
Certificates and other time	772,683	6,535	3.36%	723,113	5,572	3.06%
Short-term borrowings	421,600	4,245	3.99%	514,155	4,498	3.47%
Subordinated debt	46,137	1,020	8.78%	47,417	950	7.95%
Junior subordinated debt	82,475	1,775	8.54%	82,475	1,746	8.40%

Total interest-bearing liabilities	2,318,547	16,328	2.79%	2,315,667	14,911	2.55%
Noninterest-bearing sources:
Noninterest-bearing liabilities	1,064,799			956,840
Shareholders’ equity	335,005			331,135

Total Liabilities and Shareholders’ Equity	$3,718,351			$3,603,642

Net Interest Income & Margin		$40,908	4.81%		$37,984	4.57%

STERLING BANCSHARES, INC.
SELECTED FINANCIAL INFORMATION (Unaudited)
(dollars in thousands)

	Year Ended

	2005			2004

	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate

Interest-Earning Assets:
Loan held for sale	$10,130	$730	7.21%	$10,340	$727	7.02%
Loans held for investment:
Taxable	2,533,799	174,612	6.89%	2,176,445	130,851	6.01%
Non-taxable	2,530	179	7.06%	4,021	257	6.40%
Securities:
Taxable	595,425	24,936	4.19%	536,793	21,307	3.97%
Non-taxable	62,892	2,442	3.88%	48,791	2,042	4.19%
Trading assets	28,114	1,318	4.69%	124,272	4,569	3.68%
Federal funds sold	9,460	293	3.09%	8,728	101	1.16%
Deposits in financial institutions	2,596	93	3.58%	1,672	55	3.28%

Total interest-earnings assets	3,244,946	204,603	6.31%	2,911,062	159,909	5.49%
Noninterest-earning assets	314,319			279,919

Total Assets	$3,559,265			$3,190,981

Interest-Bearing Liabilities:
Deposits:
Demand and savings	$978,218	$8,525	0.87%	$961,059	$4,785	0.50%
Certificates and other time	692,724	20,148	2.91%	655,488	12,694	1.94%
Short-term borrowings	466,778	15,102	3.24%	275,045	4,163	1.51%
Subordinated debt	46,897	3,665	7.82%	46,647	2,744	5.88%
Junior subordinated debt	82,475	6,933	8.41%	82,475	6,551	7.94%

Total interest-bearing liabilities	2,267,092	54,373	2.40%	2,020,714	30,937	1.53%
Noninterest-bearing sources:
Noninterest-bearing liabilities	965,051			866,643
Shareholders’ equity	327,122			303,624

Total Liabilities and Shareholders’ Equity	$3,559,265			$3,190,981

Net Interest Income & Margin		$150,230	4.63%		$128,972	4.43%

STERLING BANCSHARES, INC.
SELECTED FINANCIAL INFORMATION (Unaudited)
(dollars in thousands)

	Quarter Ended

	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,
	2005	2005	2005	2005	2004

Condensed Average Balance Sheet
Loans held for sale	$10,106	$10,788	$11,448	$8,150	$6,228
Loans held for investment	2,698,033	2,581,817	2,490,976	2,370,389	2,263,094

Total loans	2,708,139	2,592,605	2,502,424	2,378,539	2,269,322
Available-for-sale securities, at fair value	504,508	552,219	560,235	547,276	536,686
Held-to-maturity securities, at amortized cost	115,739	118,521	119,463	115,640	94,179
Trading assets	31,700	24,027	28,944	27,786	106,950
Other earning assets	13,363	9,681	17,650	7,494	9,205

Total earning assets	3,373,449	3,297,053	3,228,716	3,076,735	3,016,342
Goodwill	84,506	62,737	62,480	62,480	62,480
Core deposit intangibles, net	3,662	1,590	1,668	1,774	1,887
All other non-interest earning assets	256,734	242,262	233,371	243,691	225,362

Total assets	$3,718,351	$3,603,642	$3,526,235	$3,384,680	$3,306,071

Noninterest-bearing demand	$1,033,805	$928,828	$910,448	$870,059	$882,977
Interest bearing deposits:
Interest-bearing demand	995,652	948,507	959,832	1,009,359	1,008,152
Jumbo certificates of deposits	470,255	459,549	425,169	355,212	351,941
Regular certificates of deposit	221,109	217,086	214,676	199,929	200,427
Brokered certificates of deposit	81,319	46,478	41,103	36,689	23,764

Total deposits	2,802,140	2,600,448	2,551,228	2,471,248	2,467,261
Short-term borrowings	421,600	514,155	493,464	437,547	368,600
Subordinated debt	46,137	47,417	46,985	47,056	47,274
Junior subordinated debt	82,475	82,475	82,475	82,475	82,475
Accrued interest payable and other liabilities	30,994	28,012	28,322	27,996	28,166

Total liabilities	3,383,346	3,272,507	3,202,474	3,066,322	2,993,776
Total shareholders’ equity	335,005	331,135	323,761	318,358	312,295

Total liabilities and shareholders’ equity	$3,718,351	$3,603,642	$3,526,235	$3,384,680	$3,306,071

	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,
	2005	2005	2005	2005	2004

Period-end Loans:
Loans held for sale	$8,354	$10,779	$9,195	$10,611	$6,881
Loans held for investment:
Commercial and industrial	764,141	776,597	758,209	727,813	703,994
Real Estate:
Commercial	1,224,129	1,191,592	1,177,494	1,099,982	1,047,110
Construction and development	438,569	447,422	392,058	360,869	330,156
Residential mortgage	190,771	195,862	177,977	178,380	183,839
Consumer/other	73,398	78,272	68,712	69,382	72,997

Loans held for investment	2,691,008	2,689,745	2,574,450	2,436,426	2,338,096

Total period-end loans	$2,699,362	$2,700,524	$2,583,645	$2,447,037	$2,344,977

Period-End Deposits:
Noninterest-bearing demand	$1,045,937	$1,031,366	$928,564	$888,384	$884,017
Interest-bearing demand	1,017,832	974,629	961,134	995,462	970,281
Certificates and other time deposits:
Jumbo	467,672	476,307	451,394	365,405	345,785
Regular	216,585	223,765	221,325	200,481	197,561
Brokered	90,117	62,942	42,763	44,131	46,323

Total period-end deposits	$2,838,143	$2,769,009	$2,605,180	$2,493,863	$2,443,967

STERLING BANCSHARES, INC.
SELECTED FINANCIAL INFORMATION (Unaudited)
(dollars in thousands)

	Quarter Ended					Year Ended

	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,
	2005	2005	2005	2005	2004	2005	2004

Allowance For Credit Losses
Allowance for loan losses at beginning of period	$31,227	$32,209	$30,760	$29,406	$26,823	$29,406	$30,722
Charge-offs:
Commercial, financial and industrial	2,998	6,192	1,881	1,339	1,315	12,410	10,365
Real estate, mortgage and construction	29	163	1,065	511	190	1,768	3,405
Consumer	364	333	323	515	374	1,535	1,446

Total charge-offs	3,391	6,688	3,269	2,365	1,879	15,713	15,216

Recoveries:
Commercial, financial and industrial	319	420	721	313	208	1,773	2,094
Real estate, mortgage and construction	4	97	605	5	53	711	159
Consumer	38	78	83	69	37	268	223

Total Recoveries	361	595	1,409	387	298	2,752	2,476

Net charge-offs	3,030	6,093	1,860	1,978	1,581	12,961	12,740
Allowance for credit losses associated with acquired institutions	—	761	—	—	—	761	—
Provision for loan losses	3,033	4,350	3,309	3,332	4,164	14,024	11,424

Allowance for loan losses at end of period	$31,230	$31,227	$32,209	$30,760	$29,406	$31,230	$29,406

Reserve for unfunded loan commitments at beginning of period	961	746	834	826	1,136	826	—
Provision for losses on commitments	212	215	(88)	8	(310)	347	826

Reserve for unfunded loan commitments at ending of period	1,173	961	746	834	826	1,173	826

Total allowance for credit losses	$32,403	$32,188	$32,955	$31,594	$30,232	$32,403	$30,232

Nonperforming Assets
Nonperforming loans:
Nonaccrual	$21,841	$24,113	$18,450	$17,860	$20,605	$21,841	$20,605
Restructured	—	49	51	—	—	—	—
Real estate acquired by foreclosure	460	635	1,472	957	1,536	460	1,536
Other repossessed assets	137	331	232	226	216	137	216

Total nonperforming assets	$22,438	$25,128	$20,205	$19,043	$22,357	$22,438	$22,357

Potential problem loans	$58,011	$62,356	$58,817	$58,257	$54,293	$58,011	$54,293

Accruing loans past due 90 days or more	$162	$403	$1,629	$1,910	$2,395	$162	$2,395

Ratios
Period-end allowance for credit losses to period-end loans	1.20%	1.19%	1.28%	1.29%	1.29%	1.20%	1.29%
Period-end allowance for loan losses to period-end loans	1.16%	1.16%	1.25%	1.26%	1.25%	1.16%	1.25%
Period-end allowance for loan losses to nonperforming loans	142.99%	129.24%	174.09%	172.23%	142.71%	142.99%	142.71%
Nonperforming assets to period-end loans and foreclosed assets	0.83%	0.93%	0.78%	0.78%	0.95%	0.83%	0.95%
Nonperforming loans to period-end loans	0.81%	0.89%	0.72%	0.73%	0.88%	0.81%	0.88%
Nonperforming assets to period-end assets	0.60%	0.67%	0.56%	0.55%	0.67%	0.60%	0.67%
Net charge-offs to average loans	0.44%	0.93%	0.30%	0.34%	0.28%	0.51%	0.58%

STERLING BANCSHARES, INC.
FOOTNOTES TO EARNINGS RELEASE

(1)

Earnings per share in each quarter is computed individually using the weighted-average number of shares outstanding during that quarter while earnings per share for the full period is computed using the weighted-average number of shares outstanding during the year. Thus, the sum for the quarters does not necessarily equal the full period and net income earnings per share.

(2)	Interim periods annualized.